2022 Citi Global Property CEO Conference March 6 - 9, 2022 Exhibit 99.1

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property stabilizations, property acquisition and disposition activity, joint venture activity, development, redevelopment and repositioning activity and other capital expenditures, and capital raising and financing activity, as well as lease pricing, revenue and expense growth, occupancy, supply level, job growth, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “proforma,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this presentation may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements: the COVID-19 pandemic and measures taken or that may be taken by federal, state and local governmental authorities to combat the spread of the disease; inability to generate sufficient cash flows due to unfavorable economic and market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry and sector; adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns; failure of new acquisitions to achieve anticipated results or be efficiently integrated; failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results; unexpected capital needs; material changes in operating costs, including real estate taxes, utilities and insurance costs, due to inflation and other factors; inability to obtain appropriate insurance coverage at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverage; ability to obtain financing at favorable rates, if at all, and refinance existing debt as it matures; level and volatility of interest or capitalization rates or capital market conditions; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on financing; the effect of any rating agency actions on the cost and availability of new debt financing; the effect of the phase-out of the London Interbank Offered Rate, or LIBOR, as a variable rate debt benchmark and the transition to a different benchmark interest rate; significant change in the mortgage financing market that would cause single-family housing, either as an owned or rental product, to become a more significant competitive product; our ability to continue to satisfy complex rules in order to maintain our status as a REIT for federal income tax purposes, the ability of MAALP to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; inability to attract and retain qualified personnel; cyber liability or potential liability for breaches of our or our service providers’ information technology systems, or business operations disruptions; potential liability for environmental contamination; changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operations; extreme weather, natural disasters, disease outbreak and public health events; impact of climate change on our properties or operations; legal proceedings or class action lawsuits; impact of reputational harm caused by negative press or social media postings of our actions or policies, whether or not warranted; compliance costs associated with numerous federal, state and local laws and regulations; and other risks identified in reports we file with the Securities and Exchange Commission from time to time, including those discussed under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We undertake no duty to update or revise any forward-looking statements appearing in this presentation to reflect events, circumstances or changes in expectations after the date of this presentation. REGULATION G This presentation contains certain non-GAAP financial measures within the meaning of the Securities Exchange Act of 1934, as amended. Our definitions of such non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures can be found in the accompanying Appendix and under the “Filings & Financials – Quarterly Results” navigation tab on the “For Investors” page of our website at www.maac.com. Cover Photo: MAA Robinson, Orlando, FL

28 S&P 500 $31.7B 102K ~2,500 20 YR YEARS PUBLIC MEMBER COMPANY TOTAL MARKET CAP APARTMENT UNITS ASSOCIATES AVG EXEC TENURE ~$1B 14K+ BBB+ 4.34x 18.1% 112 ’22F TOTAL DEVELOPMENT, LU PIPELINE UNIT OPPORTUNITY REDEVELOPMENT PROGRAM CREDIT RATING (POSITIVE OUTLOOK) NET DEBT TO ADJ EBITDAre 10-YEAR ANNUAL COMPOUNDED TSR CONSECUTIVE QUARTERLY CASH DIVIDENDS FM IPO AT A GLANCE At 12/31/2021 About MAA | 28 Years of Sunbelt Strategy & Expertise MAA Midtown, Atlanta, GA

Consistently Strong Performance for Shareholders Steady Annual Core FFO Growth Consistent and compounding Core FFO and dividend growth through market cycles; high quality earnings stream Strong dividend track record; steady growth and well covered Top tier shareholder returns within the multifamily sector Annual Compounded Total Shareholder Return At December 31, 2021 1 YR 3 YR 5 YR 10 YR 15 YR 20 YR MAA 85.8% 38.0% 22.6% 18.1% 14.3% 17.1% PEER AVG* 67.7% 27.5% 16.9% 12.8% 9.8% 12.7% SOURCE: S&P Global * Peer average includes multifamily peers: AIRC, AVB, CPT, EQR, ESS, IRT, CSR and UDR; AIRC is excluded in 3YR – 20YR; IRT is excluded in 10YR -20YR Annual Common Dividend per Share Never Suspended or Reduced | A Solid Record of Growth and Stability

Differentiated Portfolio Strategy Unique Sunbelt focus…captures benefits of high growth and demand Diversification within Sunbelt…mitigates periodic supply-side pressures… drives superior full cycle performance Diversified renter price point… appeals to largest segment of the rental market… creates stability Outlook & Update Portfolio strategy and market dynamics…support above-sector-average rent growth prospects Developments, redevelopments and tech initiatives…expected to drive meaningful future value creation External Growth Opportunities 28+ years successful Sunbelt transactions + strong balance sheet…drive robust deal flow In-house new development operation + JV “pre-purchase” development program…expands growth platform Robust Redevelopment Program Proven unit interior redevelopment program...enhances long-term earnings potential Property repositioning program...expected to drive additional property-level rent growth Technology Initiatives & Innovation Smart home installations…expected to enhance revenue in 2022 Tech advances in website lead generation & virtual leasing…expands prospect management effectiveness Balance Sheet Strength Strong, investment-grade balance sheet… positions us well to pursue new growth opportunities Recent ratings upgrades…reflect continued strength…create pathway for further upgrades Sustainability Increasing focus on property efficiency measures…align with climate objectives Dedicated ESG department in 2022…will advance program…helps mitigate company risk Creating Value through the Full Market Cycle MAA Buckhead, Atlanta, GA

TOP 10 MARKETS | % 4Q21 Same Store NOI TOP 10 MARKETS 1 Atlanta, GA 13.2% 6 Orlando, FL 6.3% 2 Dallas, TX 8.7% 7 Washington, DC 5.8% 3 Tampa, FL 6.9% 8 Raleigh/Durham, NC 5.3% 4 Austin, TX 6.4% 9 Nashville, TN 4.7% 5 Charlotte, NC 6.3% 10 Fort Worth, TX 3.8% Unique Diversification and Balance across the Sunbelt Region 1 Based on gross asset value at 12/31/2021 for total multifamily portfolio 2 Source: Yardi Matrix Asset Class Rating; we believe asset class rating in each market is a proxy for price point diversification targeting Renters by Choice (A+, A), Lifestyle Renters (A-, B+) and Working Professionals (B, B-) 3 Garden = 3 stories or less; Mid-rise = 4 to 9 stories; High rise = 10+ stories Diversified within SUBMARKETS1 Diversified in PRICE POINT1,2 Diversified in ASSET TYPES1,3 289 SAME STORE COMMUNITIES 97,003 SAME STORE UNITS Multifamily Market Multifamily Market and Regional Office Multifamily Market and Corporate Headquarters Multifamily Development Underway

A Proven Portfolio Strategy for Long-Term Growth and Stability Our diverse portfolio of high-quality Sunbelt properties appeals to the largest segment of the rental market Our portfolio strategy drives robust long-term growth and greater stability through the full market cycle + Jefferson Sand Lake, Orlando, FL

Strong Demand Prospects for MAA Markets >20% Tampa Phoenix Total Move-ins from Non-MAA States CA | NY | IL | NJ | MA | WA >52% Of Move-ins from Non-MAA States Came from Peer Coastal/Gateway States In 2021 MAA Markets continued to see growing in-migration… Population Growth Forecast Household Formation Forecast 1.2% : 0.4% 2022F – 2024F CAGR MAA Markets | Non-MAA Markets 1.9% : 0.9% 2022F – 2024F CAGR MAA Markets | Non-MAA Markets 2021 In-Migration Peer Coastal/Gateway State > Top 15 MAA Markets Top 3 Destinations by % MAA Move-ins MAA Market >17% Nashville Charleston

UNDERPERFORMERS OUTPERFORMERS Washington DC < Atlanta > Tampa Houston < Dallas > Orlando < Charlotte > Phoenix < Austin > Jacksonville < Nashville > Demand Expected to Outpace Supply in 2022 Supply deliveries remain relatively consistent with a modest decline expected in 2022 Strong compounded job growth combined with population growth, household formation and migration trends should help mitigate the impact of new supply. MAA Market Expectations _ +

SAME STORE RESIDENT PROFILE IN TOP MARKETS QTD AT 12/31/2021 AVG NEW LEASE RENTS AVG NEW RESIDENT INCOME RENT/ INCOME MEDIAN RESIDENT AGE % SINGLE TOP 5 EMPLOYMENT SECTORS 1 2 3 4 5 Atlanta, GA $1,773 $89,482 23.8% 33 82% Dallas, TX $1,609 $84,400 22.9% 32 84% Tampa, FL $2,068 $96,803 25.6% 38 78% Austin, TX $1,609 $81,599 23.8% 34 80% Charlotte, NC $1,514 $74,774 24.3% 34 84% Orlando, FL $1,879 $92,535 24.4% 38 70% Washington, DC $1,922 $92,104 25.0% 35 77% Raleigh/Durham, NC $1,469 $74,392 23.7% 33 83% Nashville, TN $1,654 $82,853 24.0% 34 82% Fort Worth, TX $1,508 $83,040 21.8% 36 76% Same Store $1,613 $80,903 23.9% 34 81% High Quality Resident Profile + Affordable Rents = Solid Rent Growth Opportunity PRIMARY EMPLOYMENT SECTORS FOR EXISTING RESIDENTS AT Q4 2021 Healthcare Technology Finance/ Banking/ Insurance Professional Services Education Retail Restaurants/ Food Service Government Manufacturing Self Employed Total Portfolio 14% 8% 8% 6% 6% 6% 5% 5% 4% 3% New resident income up 19% since 4Q 2020

Continued Low Resident Turnover Our total move outs to a single-family home have stayed within the historical average (range of 25% - 27%). Trailing 12 Month Resident Turnover % of Total Move Outs to Rent or Buy Single Family Homes Resident Turnover and Move Outs Associated with Single-Family Housing Remain Low

Strong Performance Today, While Strengthening for Tomorrow Cumulative Same Store NOI Growth MAA continues to deliver on its mission to drive long-term outperformance through all phases of the economic cycle with less volatility Outperformance during the latest down cycle positions us well, as compared to our Multifamily Peers, and provides a strong launching point for continued positive results We will build on this momentum to generate growing value for our stakeholders Favorable market dynamics in our Sunbelt footprint, a robust development pipeline, opportunities in our redevelopment program and our progress on technology initiatives combine to provide growing margin expansion opportunities SOURCE: Company Filings * As reported full year same store NOI; Multifamily Peers include: AIV/AIRC, AVB, CPT, EQR, ESS and UDR MAA Medical District, Dallas, TX

2022 Pricing Trends SAME STORE FULL YEAR 2020 JAN-JUN 2021 JUL-DEC 2021 Full year 2021 jan 2022 Feb 2022 Full year 2022F EFFECTIVE LEASES NEW LEASE AVG Pricing Growth Lease Over Lease -2.5% 4.7% 19.3% 11.8% 15.6% 15.1% RENEWAL AVG Pricing Growth Lease Over Lease 5.2% 7.5% 11.9% 9.7% 17.0% 17.8% BLENDED AVG Pricing Growth Lease Over Lease 1.3% 6.1% 15.4% 10.7% 16.3% 16.4% 7%-9% Effective Rent per Unit* AVG Growth 2.6% 2.2% 8.2% 5.2% 11.6% 11.5%-12.5% 9%-11% Anticipating normal seasonal patterns in 2022 with pricing stronger in the spring/summer and moderating in the fall/winter … which did not occur in calendar year 2021 MAA Robinson, Orlando, FL *See definition of Average Effective Rent per Unit in the Appendix

Property Revenue Growth [8.0% … 9.0% … 10.0%] Effective Rent Growth Seasonal trends and comparisons expected to impact 2H 2022 [9.0% … 10.0% … 11.0%] Average Physical Occupancy Forecast 30bps below prior year [95.6% … 95.8% … 96.0%] Full Year 2022 Same Store Outlook REVENUE Property Expense Growth [5.0% … 5.5% … 6.0%] Real Estate Tax Growth [4.0% … 4.5% … 5.0%] PROPERTY REVENUE GROWTH EFFECTIVE RENT GROWTH AVERAGE PHYSICAL OCCUPANCY PROPERTY EXPENSE GROWTH EXPENSE GUIDANCE REAL ESTATE TAX GROWTH Property NOI Growth [10.0% ... 11.0% … 12.0%] PROPERTY NOI GROWTH NOI Strong Same Store Performance in 2021 Sets the Stage for Record Outperformance in 2022 2022 FULL YEAR GUIDANCE MIDPOINT

GUIDANCE

2022 Core FFO and Investment Outlook

EXPECTED CORE FFO/SHARE[1]

	2022 FULL YEAR GUIDANCE MIDPOINT
Full Year 2022[2]	[$7.74 ... $7.92 ... $8.10]
Q1 2022[3]	[$1.83 ... $1.91 ... $1.99]
Total Overhead Corporate Property Management + G&A	[$116M ... $118M ... $120M]

Midpoint represents a 13% increase over 2021

Midpoint is up approximately 8.5% from 2021 primarily driven by technology investments, expected to produce future growth in Core FFO

CAPITAL SPEND INITIATIVES[4]

	2022 FULL YEAR GUIDANCE MIDPOINT
Kitchen & Bath Redevelopment 6K to 7K units in 2022	[$42M ... $45.5M ... $49M]
Repositioning Program 8 new properties underway for 2022; continuation of projects started in 2020	[$28M ... $30M ... $32M]
Smart Home Investment 23K to 25K units to be installed in 2022	[$30M ... $35M ... $40M]

MULTIFAMILY TRANSACTIONS[4]/FINANCING

	2022 FULL YEAR GUIDANCE MIDPOINT
Acquisitions	[$75M ... $100M ... $125M]
Dispositions	[$300M ... $325M ... $350M]
Development Funding Wholly-owned and pre-purchase JV deals	[$200M ... $250M ... $300M]
Debt and Equity Issuance	No new debt or equity issuance expected in 2022

[1] In this context, per Share means per diluted common share and unit.
[2] Net income per diluted common share is expected to be in the range of $4.87 to $5.23 per diluted common share ($5.05 at the midpoint) for the full year 2022.
[3] MAA does not forecast quarterly Net income per diluted common share as MAA cannot predict forecasted transaction timing within a particular quarter (rather than during the year).
[4] Expectations for the full year 2022

MAA 15

MAA Westglenn | Denver, CO MAA Park Point | Houston, TX MAA Windmill Hill | Austin, TX Novel Val Vista | Phoenix, AZ Novel West Midtown | Atlanta, GA Novel Daybreak | Salt Lake City, UT Combination of In-House and Joint Venture “Pre-Purchased” Development Expands Revenue Growth Potential 2022: Additional New Starts Expected | Development Pipeline Expected to Exceed $1B Development Program Supports Continued Value Creation

Development Pipeline and Lease-ups Poised To Deliver Value 5.9% AVERAGE EXPECTED STABILIZED NOI YIELD $27M - $28M TOTAL EXPECTED STABILIZED INCREMENTAL NOI ACTIVE DEVELOPMENTS AT 12/31/2021 PROPERTY MSA TOTAL UNITS TOTAL EXP COST (IN MILLIONS) EXPECTED INITIAL OCCUPANCY EXPECTED STABILIZATION1 MAA Westglenn Denver, CO 306 $ 84.5 2Q 2021 4Q 2022 MAA Park Point Houston, TX 308 $ 57.0 2Q 2021 1Q 2023 MAA Windmill Hill Austin, TX 350 $ 63.0 1Q 2022 4Q 2023 Novel Val Vista2 Phoenix, AZ 317 $ 72.5 4Q 2022 2Q 2024 Novel West Midtown2 Atlanta, GA 340 $ 89.5 4Q 2022 3Q 2024 Novel Daybreak2 Salt Lake City, UT 400 $ 94.0 4Q 2022 4Q 2024 TOTAL ACTIVE DEVELOPMENTS 2,021 $ 460.5 6.1% AVERAGE STABILIZED NOI YIELD $15M - $16M TOTAL EXPECTED STABILIZED INCREMENTAL NOI ACTIVE LEASE-UPS AT 12/31/2021 PROPERTY MSA TOTAL UNITS TOTAL COST (IN MILLIONS) PHYSICAL OCCUPANCY EXPECTED STABILIZATION1 Novel Midtown2 Phoenix, AZ 345 $ 82.9 89.6% 1Q 2022 Sand Lake3 Orlando, FL 264 63.3 61.7% 3Q 2022 MAA Robinson Orlando, FL 369 96.1 52.3% 1Q 2023 TOTAL ACTIVE LEASE-UPS 978 $ 242.3 Established history and success of disciplined capital deployment will govern growth through new development Design and investment managed from an owner/operator perspective; long-term margins optimized Own/control land sites in Denver (3), Tampa, and Raleigh; negotiating potential pre-purchase opportunities in Salt Lake City and Charlotte Source: Company 4Q 2021 Earnings Release Supplemental 1 Communities considered stabilized after achieving 90% average physical occupancy for 90 days 2 MAA owns 80% of the joint venture that owns this property with right to purchase the remainder after stabilization 3 MAA owns 95% of the joint venture that owns this property with a right to purchase the remainder after stabilization 4 Based on 4.0% Nominal Cap Rate; includes 4Q 2021 development and lease-up pipeline Spread between projected cost basis and current cap rates supports value creation of approximately $354M from the current pipeline4

2022 Development Expectations msa Units Est. Start 5.25% – 5.75% AVERAGE EXPECTED STABILIZED NOI YIELD $28M - $30M TOTAL EXPECTED STABILIZED INCREMENTAL NOI Denver, CO 352 1H 2022 Raleigh, NC 406 1H 2022 Tampa, FL 495 2H 2022 Denver, CO 181 2H 2022 2022 Development Pipeline Expansion By 2H 2022 Development + Lease-Up Pipeline Expected to Approach $800M - $1.2 BILLION Beyond 2022… Additional Opportunities ATLANTA | CHARLOTTE | DALLAS DENVER |ORLANDO | PHOENIX SALT LAKE CITY MAA Westshore, Tampa, FL MAA Cherry Creek, Denver, CO

Unit Interior Upgrade Program Continues to Drive Higher Value

Property Redevelopment Program

~19K unit upgrades over last 3 years

OPPORTUNITY

- Approximately 14K units remaining for redevelopment across Same Store portfolio with potential to create additional rent growth value

SCOPE

- Redevelopments are performed on turn at select communities (properties remain in Same Store group), minimizing down time and allowing us to continually refine the program with real-time improvements
- Standard program includes kitchen and bath upgrades
  - Stainless ENERGY STAR rated appliances
  - Countertop replacement
  - Updated cabinetry
  - Water efficient plumbing fixtures
  - Energy efficient light fixtures
  - Flooring

Kitchen Update


Before


After

MAA Gateway, Charlotte, NC

Redevelopment Program provides opportunity to further green our portfolio.

PROGRAM RESULTS

	2019	2020	2021	2022F
Production	8,329	4,211	6,360	6,000-7,000
Average Per Unit Cost	$5,876	$6,201	$5,893	$6,500-$7,500
Average Rent Increase	9.8%	9.5%	12.2%	8%-10%

MAA 19

Future Redevelopment Opportunity Potential for Continued Value Creation Remains MAA REDEVELOPMENT PIPELINE Currently Identified Redevelopment Opportunity Future Value Opportunity Revenue At 5.0% Cap Rate Net Value Creation $16.4M $328.4M $250.7M Legacy MAA Legacy CLP Legacy PPS Total MAA Units 4,909 4,519 4,276 13,704 Capital $22.1M $20.4M $35.2M $77.7M Incremental Revenue $4.6M $4.2M $7.6M $16.4M Top 10 2022 Markets For Redevelopment Atlanta, GA Tampa, FL Charlotte, NC Washington, DC Dallas, TX Phoenix, AZ Orlando, FL Memphis, TN Charleston, SC Nashville, TN 14K units of opportunity <300 Redeveloped Units >300 Redeveloped Units

Repositioning Select Properties to Drive Additional Value MAA Buckhead, Atlanta, GA Updated Leasing Centers Conference Areas to Support Remote Work Exterior Amenities for Today’s Lifestyles MAA Stratford, Atlanta, GA MAA McKinney, Dallas, TX Dramatic Transformations MAA Worthington, Dallas, TX Property Repositioning Program Thoughtful Upgrades to Maximize Revenue Program includes upgrade of amenities, exteriors and common areas to keep pace with market demand Candidates evaluated on location, potential for rent growth, competition and incoming supply Expected 2022 investment of $28-$32M including residual spending on projects started in 2020 (expect average 8% cash on cash return) All 2020 initiated projects were substantially complete as of December 31, 2021, driving average $107/unit rent increase 8 New Projects underway Before After

Technology Advances Enhance Operations and Add Value

Smart Home Technology Roll-out Continues

20K-25K expected installs in **2022**

2020–2022 Roll-out

- Mobile control of locks, lights and thermostat as well as leak detection provides additional resident value
- Additional synergy opportunities in repairs and maintenance, capex, and vacant and house electric charges
- Continued upgrades and expansion will enhance quality of self touring experience
- 48K total units installed through Q4 2021
- Approximately $25/unit additional monthly rent revenue

MOBILE APP | LIGHTING CONTROL | SMART LOCK | SMART THERMOSTAT | VOICE CONTROL | LEAK SENSORS




ALLOY

Programs Recently Completed

- ✓ New 24/7 Central Call Center Platform
- ✓ Enhanced Online Recruiting Tools
- ✓ Utility Monitoring Enhancements
- ✓ SightPlan – Mobile Inspections for Service Technicians
- ✓ Enhanced Company Website and Data Analysis
- ✓ Virtual Leasing: Artificial Intelligence, Chat, and Prospect Engagement Tools

2022 Programs To Be Piloted/Implemented

- ☐ New Prospect-centric CRM Platform with Enhanced ILS Syndication and More Seamless Online Leasing Connectivity
- ☐ Enhanced AI and Chatbot Options
- ☐ Mobile Self Service/Self Touring Application
- ☐ Automated Call Quality Scoring Platform
- ☐ Automated Maintenance Work Order System

MAA 22

MAA’s Technology Enhancements Expand, Upgrade Leasing Toolbox Objective to create a multi-functional and fully integrated self-service/self-touring leasing platform that results in a seamless, easy to use process for the entire resident journey from initial prospect engagement to ultimate move out. Technology rollout staggered with careful piloting of complementary platforms Expected margin expansion through personnel, systems and marketing expense savings MAA continues to adopt, develop and deploy innovative solutions to enhance our leasing efficiency and effectiveness as well as our online presence Adapting our approach as prospects’ needs change, multiple tour options available including contactless visits Prominent Call to Action buttons to increase and accelerate conversions Personalization strategy focuses on increasing and accelerating online conversions using targeted content as well as making desired content easier to find Online Reputation Management increases digital curb appeal through online reviews Google Analytics provides concrete data for strategic implementations on the website Virtual Leasing Platform Creates Competitive Advantage Community features, floor plans, points of interest and more tailored to each prospect Online conversion tool guides prospects throughout their rental journey with an interactive and personalized experience

Strong, Investment-Grade Balance Sheet Note: Total Capitalization is defined here as common shares and units outstanding multiplied by the closing stock price on 12/31/2021, plus total debt outstanding at 12/31/2021, plus Preferred stock ($50 redeemable stock price multiplied by total shares outstanding). $27.20B Common Equity $4.56B Total Debt + Preferred Debt + Preferred/Total capitalization: 14.2% credit ratings SHORT TERM LONG TERM OUTLOOK Standard & Poor’s Ratings Services1 A-2 BBB+ POSITIVE Moody’s Investors Service2 P-2 Baa1 POSITIVE Fitch Ratings1 F2 BBB+ POSITIVE 1 Corporate credit rating assigned to MAA and MAALP 2 Corporate credit rating assigned to MAALP, the operating partnership of MAA “MAA has benefited from accelerated job growth and population migration to Sun Belt markets, which we expect to continue over the medium term, largely a result of more favorable tax policies.” – Standard & Poor’s Rating Services Report, 12/9/2021 “Due to MAA's focus on property markets in the Sunbelt region, many working age professionals and families have moved away from dense and expensive urban cities in favor of lower-cost apartment markets.” – Moody’s Investor Services Report, 2/17/2022 “ Well laddered debt with no significant maturities for next 12–18 months Full capacity available on $1B credit facility & $500M commercial paper program; supports increasing development pipeline 100% fixed debt to protect against rising interest rates Positive Outlook from All Three Rating Agencies in 2021 AT 12/31/2021

Balance Sheet Strength Positions Us Well for Future Growth Opportunities

CREDIT METRICS AT 12/31/2021

	MAA	SECTOR AVG[2,3]
Total debt / adjusted total assets[1]	29.8%	32.2%
Total secured debt / adjusted total assets[1]	2.4%	4.5%
Unencumbered NOI / total NOI	95.2%	93.0%
Net Debt / Adjusted EBITDA*re*[4]	4.34x	5.56x
Consolidated income available for debt service to total annual debt service charge[1]	6.07x	5.56x
Weighted average maturity of debt (in years)	8.7	8.1

[1] MAA calculations as specifically defined in Mid-America Apartments, L.P.'s debt agreements
[2] Sector average represents publicly disclosed sector equivalent
[3] Sector constituents include AVB, CPT, EQR, ESS and UDR; data is from 4Q 2021 company filings
[4] Adjusted EBITDAre in this calculation represents the trailing twelve-month period ended December 31, 2021. A reconciliation of the following items and an expanded discussion of their respective components can be found in the accompanying Appendix: (i) EBITDA, EBITDAre and Adjusted EBITDAre to Net income; and (ii) Net Debt to Unsecured notes payable and Secured notes payable.

DEBT MATURITY PROFILE ($ IN MILLIONS) AT 12/31/2021

Weighted Average Interest Rate	3.4%
Weighted Average Maturity	8.7 years

100% Total Debt is Fixed Rate



Debt[1]
Revolving Credit Facility & Commercial Paper
$124.8
$348.8
$398.0
$402.4
$296.4
$595.8
$396.1
$560.4
$297.2
$444.3
$652.4

	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031+	2032+
% MATURING	2.8%	7.7%	8.8%	8.9%	6.6%	13.2%	8.8%	12.4%	6.6%	9.8%	14.4%

[1] Debt excluding unsecured revolving credit facility and unsecured commercial paper program

MAA 25

A Brighter View for Today and Tomorrow: Our Sustainability Commitment

As part of our ongoing mission to provide exceptional service and superior value to our stakeholders, we are committed to the responsible stewardship of our resources and the enhancement of programs that support our environmental, social and governance practices.

SETTING MEASURABLE TARGETS

2018 – 2028
REDUCTION GOALS

ENERGY USE INTENSITY	GREEN HOUSE GAS INTENSITY	WATER USE INTENSITY
15%	15%	10%

IMPROVING DISCLOSURES

ISS QUALITY SCORE	ENVIRONMENTAL	SOCIAL	GOVERNANCE	SCALE RANGE 1: LOW RISK 10: HIGH RISK
	5	5	1	

GRESB

Continued Improvement in 2021

2021 GRESB SCORE THREE GREEN STARS	MANAGEMENT SCORE	PERFORMANCE SCORE
74/100	30/30	44/70

2020 GRESB RESULTS:
SCORE: 67/100; MANAGEMENT: 30/30: PERFORMANCE: 38/70

CDP
Inaugural Public Filing in 2021

Corporate Responsibility Report
GRI | SASB | TCFD
Disclosures

2022 INITIATIVES

- ✓ Hire dedicated Director of Corporate Sustainability expanding ESG focus
- ✓ Amend Audit Committee Charter to include Board oversight of our ESG efforts
- ☐ Obtain third party utility data assurance
- ☐ Increase whole building energy data coverage
- ☐ Explore, with intent to commit, net-zero carbon emissions framework by the end of 2022
- ☐ Complete ~70 LED lighting retrofits in interior and exterior common areas
- ☐ Increase ENERGY STAR benchmarking and certifications
- ☐ Continue to pursue Green Building Certification for all new developments

MAA 26

A Brighter View for Today and Tomorrow: Our Sustainability Commitment

SUPPORTING OUR ASSOCIATES' WELL—BEING

HEALTH & WELLNESS Comprehensive Medical, Dental and Vision Insurance; Flexible Spending Accounts; Employee Assistance Program; Care.com

FINANCIAL WELL-BEING Competitive Pay; Associate Minimum Pay, $15/hour; Incentive Bonuses; 401(k) Savings Plan with Company Match; Rent Discount

CAREER DEVELOPMENT Ongoing Education and Training Opportunities; Tuition & Certification Reimbursement; Career Mentor Program; Leadership Development

BELONGING Strong Company Culture; Robust Communication & Recognition Programs; Inclusive Diversity Council; Associate Surveys; Disaster Relief Program

FOCUSING ON DIVERSITY AND INCLUSION

- Inclusive Diversity Council
- Unconscious Bias Training for All Associates
- Required Annual Training on Harassment and Discrimination for All Associates
- Enhanced Recruiting Processes
- Culture Committee
- Executive and Board Oversight

CARING FOR OUR BROADER COMMUNITY

OPEN ARMS

Open Arms, now in its 28th year, continues its mission to provide fully-furnished apartment homes in MAA's existing communities to individuals and families who must travel for critical medical treatment.



- 53 homes in 12 states
- Over 3,300 families helped
- Nearly 270,000 nights of rest provided
- Approximately $790K raised by employees in 2021

ELEVATING THE RESIDENT EXPERIENCE

- Responsive service program and routine surveys
- Online resident portal for ease of transactions, service request submission and communication
- Property amenities to promote healthy lifestyles
- Ongoing resident engagement and events

MAA 27

Appendix At December 31, 2021 Reconciliation of Non-GAAP Financial Measures Definitions of Non-GAAP Financial Measures and Other Key Terms

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF FFO, CORE FFO, CORE AFFO AND FAD TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Amounts in thousands, except per share and unit data

	Three months ended December 31, 2021	Three months ended December 31, 2020	Year ended December 31, 2021	Year ended December 31, 2020
Net income available for MAA common shareholders	$ 184,719	$ 82,420	$ 530,103	$ 251,274
Depreciation and amortization of real estate assets	133,634	127,934	526,220	504,364
Gain on sale of depreciable real estate assets	(85,913)	(16)	(220,428)	(9)
Depreciation and amortization of real estate assets of real estate joint venture	153	154	616	612
Net income attributable to noncontrolling interests	5,275	2,957	16,911	9,053
Funds from operations attributable to the Company	237,868	213,449	853,422	765,294
Loss (gain) on embedded derivative in preferred shares [1]	16,052	(17,165)	4,560	(2,562)
Gain on sale of non-depreciable real estate assets	(609)	(29)	(811)	(1,024)
Gain from unconsolidated limited partnerships, net of tax [1][2]	(26,644)	(672)	(40,875)	(4,757)
Net casualty (gain) loss and other settlement proceeds [3]	(480)	(723)	1,524	484
Loss on debt extinguishment [1]	—	—	13,391	344
Legal costs and settlements, net [1]	(1,451)	(78)	(2,167)	(38)
COVID-19 related costs [1]	390	553	1,301	3,536
Mark-to-market debt adjustment [4]	36	83	270	75
Core funds from operations	225,162	195,418	830,615	761,352
Recurring capital expenditures	(19,297)	(21,008)	(81,106)	(80,420)
Core adjusted funds from operations	205,865	174,410	749,509	680,932
Redevelopment capital expenditures	(15,835)	(41,078)	(85,467)	(76,728)
Revenue enhancing capital expenditures	(13,645)	(15,019)	(43,133)	(39,529)
Commercial capital expenditures	(1,539)	(1,174)	(3,842)	(3,477)
Other capital expenditures [5]	(20,755)	(8,287)	(66,086)	(25,352)
Funds available for distribution	$ 154,091	$ 108,852	$ 550,981	$ 535,846
Dividends and distributions paid	$ 121,505	$ 118,622	$ 485,898	$ 473,598
Weighted average common shares - diluted	115,616	114,535	115,039	114,500
FFO weighted average common shares and units - diluted	118,637	118,437	118,519	118,409
Earnings per common share - diluted:				
Net income available for common shareholders	$ 1.60	$ 0.72	$ 4.61	$ 2.19
Funds from operations per Share - diluted	$ 2.01	$ 1.80	$ 7.20	$ 6.46
Core funds from operations per Share - diluted	$ 1.90	$ 1.65	$ 7.01	$ 6.43
Core adjusted funds from operations per Share - diluted	$ 1.74	$ 1.47	$ 6.32	$ 5.75

(1) Included in Other non-operating income in the Consolidated Statements of Operations.
(2) For the three and twelve months ended December 31, 2021, $33.7 million and $51.7 million, respectively, of gains from unconsolidated limited partnerships are offset by $7.1 million and $10.8 million, respectively, of income tax expense. For the year ended December 31, 2020, $5.6 million of gains from unconsolidated limited partnerships are offset by $0.8 million of income tax expense.
(3) During the year ended December 31, 2021, MAA incurred $26.0 million in casualty losses related to winter storm Uri (primarily building repairs, landscaping and asset write-offs). The majority of the casualty losses are expected to be reimbursed through insurance coverage. A receivable has been recognized in Other non-operating income for the amount of the recorded losses that MAA expects to be recovered. Additional costs related to the storm that are not expected to be recovered through insurance coverage, along with other unrelated casualty losses and recoveries, are also reflected in this adjustment. The adjustment is primarily included in Other non-operating income in the Consolidated Statements of Operations.
(4) Included in Interest expense in the Consolidated Statements of Operations.
(5) During the three and twelve months ended December 31, 2021, MAA spent $11.5 million and $41.7 million, respectively, in reconstruction-related capital expenditures due to winter storm Uri. The majority of the storm costs are expected to be reimbursed through insurance coverage.

MAA 29

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NET OPERATING INCOME TO NET INCOME AVAILABLE FOR MAA COMMON SHAREHOLDERS

Dollars in thousands	Three Months Ended			Year Ended	
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Operating Income					
Same Store NOI	$ 285,114	$ 269,393	$ 254,338	$ 1,064,308	$ 1,001,919
Non-Same Store and Other NOI	11,363	10,344	9,309	42,609	35,594
Total NOI	296,477	279,737	263,647	1,106,917	1,037,513
Depreciation and amortization	(135,495)	(134,611)	(129,585)	(533,433)	(510,842)
Property management expenses	(15,210)	(13,831)	(13,236)	(55,732)	(52,300)
General and administrative expenses	(14,121)	(12,670)	(11,677)	(52,884)	(46,858)
Interest expense	(39,108)	(39,234)	(40,952)	(156,881)	(167,562)
Gain (loss) on sale of depreciable real estate assets	85,913	(313)	16	220,428	9
Gain on sale of non-depreciable real estate assets	609	170	29	811	1,024
Other non-operating income	19,345	10,344	18,504	33,902	4,857
Income tax expense	(7,790)	(2,803)	(795)	(13,637)	(3,327)
Income from real estate joint venture	296	258	348	1,211	1,501
Net income attributable to noncontrolling interests	(5,275)	(2,568)	(2,957)	(16,911)	(9,053)
Dividends to MAA Series I preferred shareholders	(922)	(922)	(922)	(3,688)	(3,688)
Net income available for MAA common shareholders	$ 184,719	$ 83,557	$ 82,420	$ 530,103	$ 251,274

MAA 30

Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre TO NET INCOME

Dollars in thousands	Three Months Ended		Year Ended	
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income	$ 190,916	$ 86,299	$ 550,702	$ 264,015
Depreciation and amortization	135,495	129,585	533,433	510,842
Interest expense	39,108	40,952	156,881	167,562
Income tax expense	7,790	795	13,637	3,327
EBITDA	373,309	257,631	1,254,653	945,746
Gain on sale of depreciable real estate assets	(85,913)	(16)	(220,428)	(9)
Adjustments to reflect the Company's share of EBITDA*re* of unconsolidated affiliates	338	339	1,352	1,349
EBITDA*re*	287,734	257,954	1,035,577	947,086
Loss (gain) on embedded derivative in preferred shares [(1)]	16,052	(17,165)	4,560	(2,562)
Gain on sale of non-depreciable real estate assets	(609)	(29)	(811)	(1,024)
Gain from unconsolidated limited partnerships, net of tax [(1)(2)]	(26,644)	(672)	(40,875)	(4,757)
Net casualty (gain) loss and other settlement proceeds [(3)]	(480)	(723)	1,524	484
Loss on debt extinguishment [(1)]	—	—	13,391	344
Legal costs and settlements, net [(1)]	(1,451)	(78)	(2,167)	(38)
COVID-19 related costs [(1)]	390	553	1,301	3,536
Mark-to-market debt adjustment [(4)]	36	83	270	75
Adjusted EBITDA*re*	$ 275,028	$ 239,923	$ 1,012,770	$ 943,144

(1) Included in Other non-operating income in the Consolidated Statements of Operations.

(2) For the three and twelve months ended December 31, 2021, $33.7 million and $51.7 million, respectively, of gains from unconsolidated limited partnerships are offset by $7.1 million and $10.8 million, respectively, of income tax expense. For the twelve months ended December 31, 2020, $5.6 million of gains from unconsolidated limited partnerships are offset by $0.8 million of income tax expense.

(3) During the twelve months ended December 31, 2021, MAA incurred $26.0 million in casualty losses related to winter storm Uri (primarily building repairs, landscaping and asset write-offs). The majority of the casualty losses are expected to be reimbursed through insurance coverage. A receivable has been recognized in Other non-operating income for the amount of the recorded losses that MAA expects to be recovered. Additional costs related to the storm that are not expected to be recovered through insurance coverage, along with other unrelated casualty losses and recoveries, are also reflected in this adjustment. The adjustment is primarily included in Other non-operating income in the Consolidated Statements of Operations.

(4) Included in Interest expense in the Consolidated Statements of Operations.

MAA 31

Reconciliation of Non-GAAP Financial Measures RECONCILIATION OF NET DEBT TO UNSECURED NOTES PAYABLE AND SECURED NOTES PAYABLE RECONCILIATION OF GROSS ASSETS TO TOTAL ASSETS RECONCILIATION OF GROSS REAL ESTATE ASSETS TO REAL ESTATE ASSETS, NET Dollars in thousands                 December 31, 2021     December 31, 2020   Unsecured notes payable   $ 4,151,375     $ 4,077,373   Secured notes payable     365,315       485,339   Total debt     4,516,690       4,562,712   Cash and cash equivalents     (54,302)     (25,198) 1031(b) exchange proceeds included in Restricted cash (1)     (64,452)     —   Net Debt   $ 4,397,936     $ 4,537,514   Dollars in thousands                 December 31, 2021     December 31, 2020   Total assets   $ 11,285,182     $ 11,194,791   Accumulated depreciation     3,848,161       3,415,105   Gross Assets   $ 15,133,343     $ 14,609,896   Dollars in thousands                 December 31, 2021     December 31, 2020   Real estate assets, net   $ 10,898,903     $ 10,967,115   Accumulated depreciation     3,848,161       3,415,105   Cash and cash equivalents     54,302       25,198   1031(b) exchange proceeds included in Restricted cash (1)     64,452       —   Gross Real Estate Assets   $ 14,865,818     $ 14,407,418   (1) Included in Restricted cash in the Consolidated Balance Sheets. (1) Included in Restricted cash in the Consolidated Balance Sheets.

Reconciliation of Non-GAAP Financial Measures RECONCILIATION OF NET INCOME PER DILUTED COMMON SHARE TO CORE FFO AND CORE AFFO PER SHARE FOR 2022 GUIDANCE (1) Non-Core FFO items may include adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, adjustments for gains or losses from unconsolidated limited partnerships, net casualty gain or loss, gain or loss on debt extinguishment, legal costs and settlements, net, COVID-19 related costs and mark-to-market debt adjustments.     Full Year 2022 Guidance Range       Low     High   Earnings per common share - diluted   $ 4.87     $ 5.23   Real estate depreciation and amortization     4.48       4.48   Gains on sale of depreciable assets     (1.64)     (1.64) FFO per Share - diluted     7.71       8.07   Non-Core FFO items (1)     (0.03)     (0.03) Core FFO per Share - diluted     7.74       8.10   Recurring capital expenditures     (0.79)     (0.79) Core AFFO per Share - diluted   $ 6.95     $ 7.31

Definitions of Non-GAAP Financial Measures Adjusted EBITDAre For purposes of calculations in this release, Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or Adjusted EBITDAre, represents EBITDAre further adjusted for items that are not considered part of MAA’s core operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, adjustments for gains or losses from unconsolidated limited partnerships, net casualty gain or loss, gain or loss on debt extinguishment, legal costs and settlements, net, COVID-19 related costs and mark-to-market debt adjustments. As an owner and operator of real estate, MAA considers Adjusted EBITDAre to be an important measure of performance from core operations because Adjusted EBITDAre does not include various income and expense items that are not indicative of operating performance. MAA’s computation of Adjusted EBITDAre may differ from the methodology utilized by other companies to calculate Adjusted EBITDAre. Adjusted EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance. Core Adjusted Funds from Operations (Core AFFO) Core AFFO is composed of Core FFO less recurring capital expenditures. Core AFFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers Core AFFO to be an important measure of performance from operations because Core AFFO measures the ability to control revenues, expenses and recurring capital expenditures . Core Funds from Operations (Core FFO) Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, adjustments for gains or losses from unconsolidated limited partnerships, net casualty gain or loss, gain or loss on debt extinguishment, legal costs and settlements, COVID-19 related costs and mark-to-market debt adjustments. While MAA's definition of Core FFO may be similar to others in the industry, MAA’s methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that Core FFO is helpful in understanding its core operating performance between periods in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance. EBITDA For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization, or EBITDA, is composed of net income plus depreciation and amortization, interest expense, and income taxes. As an owner and operator of real estate, MAA considers EBITDA to be an important measure of performance from core operations because EBITDA does not include various expense items that are not indicative of operating performance. EBITDA should not be considered as an alternative to Net income as an indicator of operating performance. EBITDAre For purposes of calculations in this release, Earnings Before Interest, Income Taxes, Depreciation and Amortization for real estate, or EBITDAre, is composed of EBITDA further adjusted for the gain or loss on sale of depreciable asset sales and plus adjustments to reflect MAA’s share of EBITDAre of unconsolidated affiliates. As an owner and operator of real estate, MAA considers EBITDAre to be an important measure of performance from core operations because EBITDAre does not include various expense items that are not indicative of operating performance. While MAA’s definition of EBITDAre is in accordance with NAREIT’s definition, it may differ from the methodology utilized by other companies to calculate EBITDAre. EBITDAre should not be considered as an alternative to Net income as an indicator of operating performance. Funds Available for Distribution (FAD) FAD is composed of Core FFO less total capital expenditures, excluding development spending and property acquisitions. FAD should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and total capital expenditures.

Definitions of Non-GAAP Financial Measures Funds From Operations (FFO) FFO represents net income available for MAA common shareholders (calculated in accordance with GAAP) excluding gains or losses on disposition of operating properties and asset impairment, plus depreciation and amortization of real estate assets, net income attributable to noncontrolling interests, and adjustments for joint ventures. Because net income attributable to noncontrolling interests is added back, FFO, when used in this document, represents FFO attributable to the Company. While MAA’s definition of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other companies and, accordingly, may not be comparable to such other companies. FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Gross Assets Gross Assets represents Total assets plus Accumulated depreciation. MAA believes that Gross Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Gross Real Estate Assets Gross Real Estate Assets represents Real estate assets, net plus Accumulated depreciation, Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes that Gross Real Estate Assets can be used as a helpful tool in evaluating its balance sheet positions. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. Net Debt Net Debt represents Unsecured notes payable and Secured notes payable less Cash and cash equivalents and 1031(b) exchange proceeds included in Restricted cash. MAA believes Net Debt is a helpful tool in evaluating its debt position. Net Operating Income (NOI) Net Operating Income represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties held during the period, regardless of their status as held for sale. NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes NOI by market is a helpful tool in evaluating the operating performance within MAA’s markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance. Non-Same Store and Other NOI Non-Same Store and Other NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Non-Same Store and Other Portfolio during the period. Non-Same Store and Other NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Non-Same Store and Other NOI is a helpful tool in evaluating the operating performance within MAA’s markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance. Same Store NOI Same Store NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the Same Store Portfolio during the period. Same Store NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes Same Store NOI is a helpful tool in evaluating the operating performance within MAA’s markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

Definitions of Other Key Terms Average Effective Rent per Unit Average Effective Rent per Unit represents the average of gross rent amounts after the effect of leasing concessions for occupied units plus prevalent market rates asked for unoccupied units, divided by the total number of units. Leasing concessions represent discounts to the current market rate. MAA believes average effective rent is a helpful measurement in evaluating average pricing. It does not represent actual rental revenue collected per unit. Average Physical Occupancy Average Physical Occupancy represents the average of the daily physical occupancy for an applicable period. Development Communities Communities remain identified as development until certificates of occupancy are obtained for all units under development. Once all units are delivered and available for occupancy, the community moves into the Lease-up Communities portfolio. Lease-up Communities New acquisitions acquired during lease-up and newly developed communities remain in the Lease-up Communities portfolio until stabilized. Communities are considered stabilized after achieving at least 90% average physical occupancy for 90 days. Non-Same Store and Other Portfolio Non-Same Store and Other Portfolio includes recently acquired communities, communities in development or lease-up, communities that have been identified for disposition, communities that have undergone a significant casualty loss, stabilized communities that do not meet the requirements defined by the Same Store Portfolio, retail properties and commercial properties. Same Store Portfolio MAA reviews its Same Store Portfolio at the beginning of each calendar year, or as significant transactions or events warrant. Communities are generally added into the Same Store Portfolio if they were owned and stabilized at the beginning of the previous year. Communities are considered stabilized after achieving at least 90% average physical occupancy for 90 days. Communities that have been approved by MAA’s Board of Directors for disposition are excluded from the Same Store Portfolio. Communities that have undergone a significant casualty loss are also excluded from the Same Store Portfolio. Unencumbered NOI Unencumbered NOI represents NOI generated by unencumbered assets (as defined in MAALP’s bond covenants).